SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 17, 2003



Commission       Registrant; State of Incorporation;         I.R.S. Employer
File Number        Address; and Telephone Number             Identification No.
-----------      -----------------------------------         ------------------

333-21011      FIRSTENERGY CORP.                               34-1843785
               (An Ohio Corporation)
               76 South Main Street
               Akron, Ohio  44308
               Telephone  (800) 736-3402

1-446          Metropolitan Edison Company                     23-0870160
               (a Pennsylvania corporation)
               2800 Pottsville Pike
               Reading, Pennsylvania 19640-0001
               Telephone  (610) 929-3601

1-3522         Pennsylvania Electric Company                   25-0718085
               (a Pennsylvania corporation)
               2800 Pottsville Pike
               Reading, Pennsylvania 19640-0001
               Telephone  (610) 929-3601



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Item 5.  Other Events

           FirstEnergy (Company) and its subsidiaries, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec), are updating several events that have been previously disclosed in either their Forms 10-Q for the quarter ended September 30, 2002 (filed on November 14, 2002) or the Company's Form 8-K filed on December 3, 2002.

Pennsylvania Supreme Court Action
---------------------------------

           On January 17, 2003, the Pennsylvania Supreme Court denied further appeals of the February 21, 2002, Pennsylvania Commonwealth Court's decision related to FirstEnergy's merger with GPU, Inc. The Commonwealth Court's decision involved two separate proceedings consolidated and decided by the Pennsylvania Public Utility Commission (PPUC) in the spring of 2001. As a result of this action, the Commonwealth Court's decision on several merger-related issues will stand. The following summarizes key points and the impact on the financial statements of FirstEnergy, Met-Ed and Penelec:

o    Merger Approval

              The Commonwealth Court had affirmed the PPUC's order approving the merger between FirstEnergy and GPU. Thus, the lower court's approval of the merger stands. Certain parties had sought to overturn this decision.

o    Provider of Last Resort (POLR) Relief

              The Commonwealth Court had overturned the PPUC's order allowing Met-Ed and Penelec to apply Competitive Transition Charge (CTC) revenues against POLR costs in excess of the respective companies' fixed generation tariff; therefore, providing no basis for deferral accounting for such costs. However, FirstEnergy does not believe this will have any significant adverse financial impact on FirstEnergy, Met-Ed and Penelec following several actions taken in the third quarter of 2002.

              In the third quarter of 2002, FirstEnergy recorded a $56 million reserve ($0.11 per share after-tax) against the energy costs deferred subsequent to the merger with GPU through September 30, 2002. The remaining $231 million of deferred energy costs (i.e., the deferred balance that existed at the time of the merger close) were also reserved through purchase accounting. As a result, there are no further adjustments required for FirstEnergy.

              Also in the third quarter of 2002, Met-Ed and Penelec entered into a wholesale power transaction with their unregulated supply affiliate, FirstEnergy Solutions (FES). Under this agreement, FES assumed the supply obligation for the portion of the POLR power supply requirements that are not self-supplied by Met-Ed and Penelec. FES sells this power to Met-Ed and Penelec based on their respective shopping credits. FES has hedged most of the Met-Ed and Penelec unfulfilled POLR obligation through 2005, the period during which deferred accounting was previously allowed under the PPUC's order.

              Because FirstEnergy had already reserved for the deferred energy costs and FES has largely hedged the anticipated POLR energy supply requirements for Met-Ed and Penelec through 2005, FirstEnergy, Met-Ed and Penelec believe that the disallowance of continued CTC recovery of POLR costs will not produce any significant adverse financial impact.

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 o   Merger Savings

              The Commonwealth Court remanded the merger savings issue back to the PPUC to determine the amount of merger savings and the allocation of those savings. The Company believes that the Commonwealth Court did not realize that cost savings estimated in the merger proceeding were, in fact, the same thing as merger savings. The PPUC's order had addressed the sharing of merger savings through a three-year extension of the distribution rate cap for Met-Ed and Penelec.

              It is possible that the PPUC may choose to initiate further administrative proceedings to address the Commonwealth Court's remand.

Pensions and Other Postretirement Benefits
------------------------------------------

           In the third quarter of 2002, FirstEnergy discussed in its Form 10-Q anticipated changes in pension and other postretirement employee benefit costs and funding for 2003. Those estimates have been finalized and are summarized as follows:

o The Company's assumptions in determining pension and other postretirement employee benefit costs and funding for 2003 are: a return on plan assets of 9.0%, a discount rate of 6.75%, and a compensation increase of 3.5%. Those assumptions compare to 9.5%, 7.25% and 4.0%, respectively, used in the estimates for the third quarter Form 10-Q.

o Under ERISA minimum funding requirements, FirstEnergy did not make a cash contribution to the pension plan in 2002 and is not required to make one in 2003.

o In the fourth quarter of 2002, FirstEnergy recorded a non-cash, after-tax charge to equity (through other comprehensive income) of $448 million to recognize a minimum pension liability under SFAS No. 87. This compares to the prior estimate of $328 million that was based on the preliminary assumptions described above.

o FirstEnergy's non-cash, pre-tax pension and other postretirement expense under SFAS Nos. 87 and 106 will increase by $125 million and $45 million, respectively - a total of $170 million in 2003 as compared to 2002. This compares to the prior estimate of $165 million.

Assets Pending Sale
-------------------

           GPU Empressa Distribuidora Electrica Regional S.A. and affiliates (Emdersa) is an electric distribution company in Argentina formerly owned by GPU, and was acquired by FirstEnergy when the merger with GPU was completed in November 2001. Emdersa was one of the international assets identified for divestiture within one year of the merger with GPU. In accordance with EITF Issue No. 87-11, FirstEnergy had classified Emdersa's assets and liabilities in the Consolidated Balance Sheet as "Assets Pending Sale" and "Liabilities Related to Assets Pending Sale". In addition, earnings contribution from this business was excluded from our earnings guidance.

           As of December 31, 2002, FirstEnergy neither completed the sale nor reached a definitive agreement to sell Emdersa. Therefore, these assets will no longer be classified as "Assets Pending Sale" on FirstEnergy's Consolidated Balance Sheet and Emdersa 's results of operations will now be included on FirstEnergy's Consolidated Statement of Income. As a result, under EITF Issue No. 90-6, FirstEnergy will record in the fourth quarter a one-time, non-cash "Cumulative Effect of Accounting Change" on its Consolidated Statement of Income related to Emdersa's cumulative results of operations from November 7, 2001 through October 31, 2002. The amount of this one-time, after-tax charge was $88.8 million, or $0.30 per share (comprised of $104.1 million in currency transaction losses arising principally from U.S. denominated debt, offset by $15.3 million of operating income).

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           On November 1, 2002, FirstEnergy began consolidating the results of
Emdersa's operations in its financial statements. In addition to the currency transaction losses of $104.1 million, FirstEnergy will recognize a currency translation adjustment in other comprehensive income of $91.5 million as of December 31, 2002, which will reduce FirstEnergy's common stockholders' equity. This adjustment represents the impact of translating Emdersa's financial statements from its functional currency to the U.S. dollar for FirstEnergy's financial reporting.

Asset Retirement Obligations
----------------------------

           As a result of implementing SFAS No. 143, "Accounting for Asset Retirement Obligations", as of January 1, 2003, FirstEnergy has determined that the impact of this new standard will increase common stockholders' equity by $181 million. This will partially offset the effect of recognizing changes to other comprehensive income described above. The cumulative effect of this accounting change will be an increase of $0.57 per share to the Company's reported net income in 2003. This amount is not included in FirstEnergy's earnings guidance for 2003.

Earnings Guidance
-----------------

           FirstEnergy's earnings per share guidance for 2003 remains unchanged at $3.35 to $3.55. This guidance excludes Davis-Besse outage costs and the cumulative effect of SFAS 143.

           This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, legislative and regulatory changes or approvals (including revised environmental requirements), availability and cost of capital, inability to accomplish or realize anticipated benefits of strategic goals and other similar factors.







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                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







January 21, 2003












                                           FIRSTENERGY CORP.
                                           -----------------
                                              Registrant

                                      METROPOLITAN EDISON COMPANY
                                      ---------------------------
                                              Registrant

                                     PENNSYLVANIA ELECTRIC COMPANY
                                     -----------------------------
                                              Registrant



                                          /s/ Harvey L. Wagner
                                  -----------------------------------------
                                              Harvey L. Wagner
                                        Vice President, Controller
                                       and Chief Accounting Officer


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